UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 12, 2015

Planar Systems, Inc.

(Exact name of registrant as specified in its charter)

Oregon	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(Address of principal executive offices, including zip code)

(503) 748-1100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Planar Systems, Inc. (the “Company”) held a Special Meeting of Shareholders on November 12, 2015 (the “Special Meeting”). At the Special Meeting, the Company’s shareholders approved the previously announced Agreement and Plan of Merger, dated as of August 12, 2015 (the “merger agreement”), among the Company, Leyard American Corporation (“Parent”), Leopard Acquisition Corporation (“Merger Sub”), and Leyard Optoelectronic Co., Ltd. (“Guarantor”), pursuant to which Merger Sub will, upon satisfaction or waiver of certain conditions, be merged with and into the Company and the Company will survive the merger as a wholly owned subsidiary of Parent (the “merger,” and collectively with the merger agreement, the “merger proposal”).

The Company’s shareholders also approved, on a non-binding, advisory basis, certain compensation that will or may be paid by the Company to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”). The Company’s shareholders also voted to approve the adjournment of the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal (the “adjournment proposal”). Adjournment of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting to approve the merger proposal.

At the Special Meeting, holders of 17,087,071 shares of the Company’s common stock, which represents 74.73% of the outstanding shares entitled to vote as of the record date of October 1, 2015, were represented in person or by proxy.

The final voting results for each proposal, each of which is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 9, 2015, follow below:

Proposal 1: Merger proposal:

For	Against	Abstain	Broker Non-Votes
16,397,077	638,876	51,118	0

Proposal 2: Named executive officer merger-related compensation proposal:

For	Against	Abstain	Broker Non-Votes
9,768,593	7,138,189	180,289	0

Proposal 3: Adjournment proposal:

For	Against	Abstain	Broker Non-Votes
16,066,843	832,426	187,802	0

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements, which include the expected completion of the proposed merger between the Company and Parent, may be identified by the inclusion of words such as “expects,” “plans” and variations of such words and other similar expressions, and are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to satisfy conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; and other risks and uncertainties described under “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2015. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANAR SYSTEMS, INC. (Registrant)

By:	/s/ Stephen M. Going
Stephen M. Going
Senior Vice President, General Counsel and Secretary

Date: November 12, 2015